Exhibit 10.(5)

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This First Amendment, dated as of August 2, 2018 (“First Amendment”), amends a certain Asset Purchase Agreement (the “Agreement”), dated as of February 2, 2018, which was executed by and between Hana Small Business Lending, Inc., a Delaware corporation (“Hana”), Hana ABS 2014-1, LLC, a Delaware limited liability company and wholly-owned subsidiary of Hana, Hana ABS 2016-1, LLC, a Delaware limited liability company and wholly-owned subsidiary of Hana, and Hana Investment, LLC (“Hana Investment”), a Delaware limited liability company and wholly-owned subsidiary of Hana, and Patriot Bank, N.A., a national banking association (the “Purchaser”).

Background Recitals

A.	The Parties are actively and diligently pursuing the acquisition contemplated by the Agreement but require additional time to obtain the necessary approvals.

B.

The Parties wish to amend the Agreement to extend the Closing Date and Termination Date in accordance with Section 8.4 of the Agreement. The Parties also desire to confirm the agreed upon amount of the Purchase Price adjustment under Section 1.7 of the Agreement and satisfaction of the condition in Section 5.1(e) of the Agreement

C.	The capitalized terms used in this First Amendment and not otherwise defined have the respective meanings given to them in the Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Termination Date. The definition of “Termination Date” in Section 9.1 of the Agreement is hereby replaced with the following definition:

“Termination Date” means the earlier of (a) August 1, 2019, unless extended by the Parties by mutual agreement in writing, and (b) the date Purchaser receives written notice from the SBA of the rejection of its application for approval as an SBA lender and proposed servicer of the Transferred Assets.

2.	Closing Date. The phrase “on or before the six (6) month anniversary of the Effective Date” in Section 1.10 of the Agreement is deleted and replaced with the following: “on or before August 1, 2019.”

3.

Purchase Price Adjustment. Pursuant to Section 1.7 of the Agreement, the Parties have agreed upon the Purchase Price adjustment, which is described on Schedule 1 attached to and made a part of this First Amendment. Therefore, the condition in Section 5.1(e) of the Agreement has been satisfied.

4.

Estoppel. Seller certifies to Purchaser that to Seller’s knowledge (as defined in Section 2.13 of the Agreement), as of the date of this First Amendment, Purchaser is not in breach or default under the Agreement, and no event or condition has occurred, which if not cured after notice or passage of time, or both, will be a default or breach of the Agreement by Purchaser. Purchaser certifies to Seller that to Purchaser’s knowledge, Seller is not in breach or default under the Agreement, and no event or condition has occurred, which if not cured after notice or passage of time, or both, will be a default or breach of the Agreement by Seller.

5.	Miscellaneous.

(a) Execution. This First Amendment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. If any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, the signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if the facsimile or “pdf” signature page were an original.

(b) Headings. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this First Amendment.

(c) Interpretation. This First Amendment shall not be construed against the drafter.

6.	Agreement Remains in Effect. The remainder of the Agreement remains in full force and effect unchanged by this First Amendment.

IN WITNESS WHEREOF, the Parties hereto have entered into this First Amendment to Asset Purchase Agreement as of the date and year first above written.

SELLER:

HANA SMALL BUSINESS LENDING, INC.

By:

Name: Young A. Shim
Title: Chairman of the Board

HANA ABS 2014-1, LLC

By:
Name:
Title:

HANA ABS 2016-1, LLC

By:
Name:
Title:

HANA INVESTMENT, LLC

By:
Name:
Title:

PURCHASER:

PATRIOT BANK, N.A.

By:
Name:
Title: